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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    April 22, 2002

Quidel Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-10961	94-2573850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10165 McKellar Court, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:    (858) 552-1100

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant

        On April 4, 2002, the Board of Directors of Quidel Corporation ("Quidel"), on the recommendation of the Audit Committee, dismissed its independent public accountants, Arthur Andersen LLP ("Andersen"), and appointed the firm of Ernst & Young LLP, as its new independent public accountants for the fiscal year ending December 31, 2002. The appointment of Ernst & Young LLP was made after careful consideration by the Board of Directors and the Audit Committee.

        During Quidel's two most recent fiscal years, ended December 31, 2001 and 2000, and the subsequent interim period through April 4, 2002, there were no disagreements between Quidel and Andersen on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused Andersen to make reference to the matter of the disagreement in connection with their reports. Andersen's reports on Quidel's consolidated financial statements for each of the fiscal years ended December 31, 2001 and 2000, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        Andersen's report on Quidel's consolidated financial statements for the fiscal year ended December 31, 2001, dated February 8, 2002, was issued on an unqualified basis in conjunction with the filing of Quidel's Annual Report on Form 10-K for the year ended December 31, 2001, filed on March 29, 2002 with the Securities and Exchange Commission.

        None of the reportable events described under Item 304 (a)(1)(v)(A)-(D) of Regulation S-K occurred within Quidel's two most recent fiscal years and subsequent interim period through April 4, 2002.

        During Quidel's two most recent fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through April 4, 2002, Quidel did not consult with Ernst & Young LLP regarding any matter described in Item 304(a)(2) of Regulation S-K.

Item 7. Exhibits

        Pursuant to General Instruction F of Form 8-K, the following documents are incorporated by reference herein and attached as exhibits hereto:

Exhibit	Description
16.1	Letter from Arthur Andersen LLP regarding change in certifying accountant.
99.1	Press Release of Quidel Corporation, dated April 10, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

Quidel Corporation

Date: April 22, 2002	By:	/s/ PAUL E. LANDERS Paul E. Landers Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
16.1	Letter from Arthur Andersen LLP regarding change in certifying accountant.
99.1	Press Release of the Company, dated April 10, 2002.

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FORM 8-K/A
  Item 4 . Changes in Registrant's Certifying Accountant
  Item 7 . Exhibits
SIGNATURE
EXHIBIT INDEX